                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [ ]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                                 Impreso, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                                  IMPRESO, INC.
                           652 SOUTHWESTERN BOULEVARD
                                COPPELL, TX 75019

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JANUARY 28, 2003

                 TO THE HOLDERS OF COMMON STOCK OF IMPRESO, INC.


Notice is hereby given that the Annual Meeting of Stockholders of Impreso, Inc. and subsidiaries (the "Company") will be held at 652 Southwestern Boulevard, Coppell, Texas 75019, on Tuesday, January 28, 2003, at 4:00 p.m. CST, for the following purposes, as more fully described in the accompanying Proxy Statement:

         1. To elect six directors of our Company to serve for the ensuing year;

         2. To ratify the selection of Blackman Kallick Bartelstein LLP to serve as our Company's independent auditors for the fiscal year ending August 31, 2003; and

         3. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

The close of business on November 29, 2002, has been fixed by the Board of Directors as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting. A list of stockholders entitled to vote at the meeting may be examined at the Company's executive office, located at 652 Southwestern Boulevard, Coppell, Texas, during the ten-day period preceding the meeting.

You are cordially invited to attend the meeting in person. A majority of the outstanding shares must be represented at the Annual Meeting in order to transact business. Even if you expect to be present, please sign and date the enclosed form of Proxy and return it by mail in the envelope provided. If you attend the Annual Meeting, you may revoke your Proxy and vote in person. Your promptness in returning the Proxy will assist in the expeditious and orderly processing of the proxies. No postage is required if mailed in the United States.

December 16, 2002                           By Order of the Board of Directors,

                                            /s/ Donald E. Jett
                                            ------------------------------------
                                            Donald E. Jett
                                            Secretary


PLEASE READ THE ATTACHED PROXY STATEMENT AND THEN PROMPTLY COMPLETE, EXECUTE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. YOU CAN SPARE YOUR COMPANY THE EXPENSE OF FURTHER PROXY SOLICITATION BY RETURNING YOUR PROXY CARD PROMPTLY.

                                  IMPRESO, INC.
                           652 SOUTHWESTERN BOULEVARD
                                COPPELL, TX 75019


                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JANUARY 28, 2003


This Proxy Statement is provided in connection with the solicitation of Proxies on behalf of the Board of Directors of Impreso, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held on January 28, 2003, and at any postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the "Notice"). An Annual Report to Stockholders containing financial statements for the fiscal year ended August 31, 2002 ("Fiscal 2002"), is being mailed together with this Proxy Statement, on or about December 16, 2002, to all stockholders entitled to receive the Notice.

Any Proxy may be revoked at any time before it is exercised by personally appearing at the Meeting and informing the Secretary of the meeting that the stockholder intends to vote in person or by giving a later dated Proxy.

At the close of business on November 29, 2002, the record date for holders entitled to notice of, and to vote at, the Meeting, the Company had outstanding 5,278,780 shares of Common Stock, $.01 par value ("Common Stock"), each of which is entitled to one vote with respect to each matter to be voted on at the Meeting. The Company has no class or series of stock outstanding other than Common Stock.

At November 29, 2002, Marshall D. Sorokwasz, Chairman of the Board, Chief Executive Officer, President and Treasurer of the Company; The Sorokwasz Irrevocable Trust, whose Trustee is Marshall D. Sorokwasz; Richard D. Bloom, Vice President and a Director; and Donald E. Jett, Secretary and a Director; together owned approximately 70% of the outstanding Common Stock of the Company. To the Company's knowledge, Marshall D. Sorokwasz, individually and as Trustee for The Sorokwasz Irrevocable Trust, Richard D. Bloom, and Donald E. Jett will vote their shares of Common Stock in favor of each of the nominees for director and other proposals identified or described in this Proxy Statement.

The Company's executive office is located at 652 Southwestern Boulevard, Coppell, Texas 75019.

           STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following table sets forth information concerning the beneficial ownership of Common Stock, as of November 29, 2002, by each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of
1934), who, to the best of the Company's knowledge, owned beneficially more than 5% of the Company's Common Stock, each director and nominee for election as a director, all Named Executive Officers in the Summary Compensation Table (see "Compensation of Named Executive Officers"), and all directors and executive officers of the Company, as a group.


                                                Shares of Common Stock        Percent
Name                                            Beneficially Owned (a)        of Class
----                                            ----------------------        --------
Marshall D. Sorokwasz                            2,450,446        (b)           46.1%
118 Cottonwood Drive
Coppell, TX 75019

Richard D. Bloom                                   799,820        (c)           15.1%
3100 Hillside
Highland Village, TX 75067

Donald E. Jett                                     547,150                      10.4%
100 Cottonwood Drive
Coppell, TX 75019

Robert F. Troisio                                    5,000        (d)            (e)

Nickolas S. Kokoron                                      0

Jay W. Ungerman                                      4,365        (f)            (e)

Jeffery W. Boren                                    79,138        (g)           1.5%

John L. Graves                                      49,450        (h)            (e)

Susan M. Atkins                                     22,750        (i)            (e)

All directors and executive officers
as a group (ten persons)                         3,960,619        (j)           72.1%

(a) Except as indicated in the following footnotes, each of the persons listed above has sole voting and investment power with respect to all shares shown in the table as beneficially owned by them, subject to community property laws where applicable.

(b) 2,333,360 of these shares are voted by Mr. Sorokwasz as Trustee for The Sorokwasz Irrevocable Trust. This number does not include 38,415 shares owned by Mr. Sorokwasz's wife, or the 16,250 shares owned by Mr. Sorokwasz's wife as custodian for a minor child, as to which Mr. Sorokwasz disclaims any beneficial interest. This number does include 35,000 shares issuable upon the exercise of stock options, exercisable within 60 days, held by Mr. Sorokwasz. See "Outside the Plan Stock Options."

(c) Includes 12,500 shares issuable upon the exercise of stock options, exercisable within 60 days, held by Mr. Bloom. See "Outside the Plan Stock Options."

(d) Includes 4,500 shares issuable upon the exercise of stock options, exercisable within 60 days, held by Mr. Troisio. See "Employee Benefit Plans - 1995 Stock Option Plan" and "Outside the Plan Stock Options."

(e)      Less than 1%.

(f) Includes 4,000 shares issuable upon the exercise of stock options, exercisable within 60 days, held by Mr. Ungerman. This number includes 365 shares owned by Mr. Ungerman's wife. See "Employee Benefit Plans - 1995 Stock Option Plan" and "Outside the Plan Stock Options."

(g) Includes 70,900 shares issuable upon the exercise of stock options, exercisable within 60 days, held by Mr. Boren. See "Employee Benefit Plans - 1995 Stock Option Plan" and "Outside the Plan Stock Options."

(h) Includes 48,550 shares issuable upon the exercise of stock options, exercisable within 60 days, held by Mr. Graves. See "Employee Benefit Plans - 1995 Stock Option Plan" and "Outside the Plan Stock Options."

(i) Consists of 22,750 shares issuable upon the exercise of stock options, exercisable within 60 days, held by Ms. Atkins. See "Employee Benefit Plans - 1995 Stock Option Plan" and "Outside the Plan Stock Options."

(j) Includes 218,200 shares issuable upon the exercise of stock options, exercisable within 60 days.

         There has been no significant change in stock ownership or control since November 29, 2002.

PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

The Board has fixed the number of directors to be elected at six. The terms of the present directors expire at the Meeting. Directors are elected by plurality. Abstentions and broker non-votes are treated as present at the Meeting and are, therefore, counted to determine a quorum. Each director elected at the Meeting, will serve for one (1) year, or until his successor shall have been chosen and qualified.

The persons named in the accompanying form of Proxy will vote the shares of Common Stock represented in favor of the nominees listed below, unless otherwise instructed in such Proxy.

The nominees are presently serving as directors of the Company. Certain information concerning the nominees for election is set forth below. Such information was furnished by them to the Company.

The Board of Directors recommends that you vote FOR the nominees listed below.

                              NOMINEES FOR ELECTION

MARSHALL D. SOROKWASZ, 59, is one of the founders of the Company and has been our President, Chief Executive Officer, and a Director since our organization in 1976, Treasurer since 1992, and Chairman of the Board since 1996. Prior thereto, Mr. Sorokwasz held several positions with O.E.I. Business Products of Chicago, Illinois, a manufacturer and distributor of continuous business forms.

RICHARD D. BLOOM, 70, is one of our founders and joined the Company as Senior Vice President of Operations and a Director in 1976. Prior, thereto, Mr. Bloom spent 20 years on the production side of the computer form industry, having served as a Plant Manager and Production Manager at his two previous employers, Data Documents, Inc. of Hutchins, Texas, and Service Business Forms of Wichita, Kansas.

DONALD E. JETT, 58, is also a founder of our Company and has been a Director and the Secretary of the Company since 1976. Currently, Mr. Jett is retired. From 1994 to 1999, Mr. Jett worked as a consultant to Budget Cardio, a company that sold and refurbished new and used cardiovascular exercise equipment. During 1993, Mr. Jett owned and operated Uniglobe Clocktower Travel, a travel agency in Coppell, Texas. From 1978 until May 1991, Mr. Jett served as a Vice President and a Director of Origami, Inc., a business consumable wholesaler. Prior to working at Origami, Inc., he was a regional sales manager for 11 years in a division of Scott Paper Company, with sales responsibilities for 21 states.

ROBERT F. TROISIO, 57, became a Director in May 1995. Since 2001, he has served as a Managing Director of the McShane Group, a national consulting firm. From September 1994 to February 2001, Mr. Troisio was associated with Morris Anderson & Associates, also a national consulting firm.

JAY W. UNGERMAN, 64, was elected to the Board of Directors in January 1996. Mr. Ungerman has been a licensed Texas attorney since 1961 and since 2001, after returning from a few years abroad, has practiced law in Austin, Texas.

NICKOLAS S. KOKORON, 55, became a Director and member of the Audit Committee in October 2002. He has served as Sr. Vice President and Chief Financial Officer for the Kincaid Capital Group, a national investment group, since 1999. From November 1989 to March 1999, Mr. Kokoron was Vice President of Finance and Chief Financial Officer for Mid-City Lithographers, a book component, sheetfed printing company. From June 1972 to October 1989, Mr. Kokoron was a Senior Partner at Kokoron, Monco & Co., Certified Public Accountants, and from January 1970 to June 1972, Mr. Kokoron was an associate at Price Waterhouse & Co, Certified Public Accountants.

                            COMPENSATION OF DIRECTORS

In Fiscal 2002, each member of the Board of Directors received a retainer of $3,000 for his services as a director. For serving on the Audit Committee, members received retainers of $500. In Fiscal 2002, each member of the Board of Directors received $1,000 for each of the Board or Committee meetings attended by that director in person, or $250 for participating telephonically. If more than one meeting was scheduled on the same day, the attending directors were compensated as if only one meeting was held. Non-employee directors also receive on an annual basis for serving on the Board, an automatic grant of an option to purchase 1,000 shares of Common Stock of the Company under the Company's 1995 Stock Option Plan, as amended (the "1995 Plan").

                          BOARD MEETINGS AND COMMITTEES

During the past fiscal year the Board of Directors met five times and from time to time passed resolutions by unanimous written consent. Each of the nominees for director attended a minimum of 75% of the meetings of the Board and the Committees of the Board on which such person served, which were held during the time that such person served.

The Board of Directors of the Company has a Stock Option Committee, whose members are Messrs. Troisio and Ungerman. Bob Minyard, who served until he resigned in August 2002, was the third member of the Stock Option Committee in Fiscal 2002. The Stock Option Committee administers the 1995 Plan and determines the persons who are eligible to receive options thereunder, the number of shares to be subject to each option, and the other terms and conditions under which options under the 1995 Plan are granted and made exercisable. See "Employee Benefit Plans" below. The Stock Option Committee met once during Fiscal 2002.

The Board of Directors does not have a Nominating Committee.

The only directors of the Company who are active in the business on a day-to-day basis are Messrs.

Sorokwasz and Bloom. No family relationships exist between any of the directors and executive officers of the Company.

The Company's Certificate of Incorporation contains a provision, authorized by Delaware law, which eliminates the personal liability of a director of the Company to the Company or to any of its stockholders for monetary damages for a breach of his fiduciary duty as a director, except in the case where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, or authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law, or obtained an improper personal benefit.

                   AUDIT COMMITTEE AND AUDIT COMMITTEE REPORT

The Audit Committee is governed by a charter approved by the Board of Directors. Attached as Exhibit A is the current Audit Committee Charter.

Currently, the Company's Audit Committee consists of Messrs. Robert F. Troisio, Jay W. Ungerman and Nickolas S. Kokoron. Bob Minyard, who served until he resigned in August 2002, was the third member of the Audit Committee in Fiscal 2002. Each of the members of the Audit Committee is independent pursuant to Rule 4200(a)(14) of the National Association of Securities Dealers.

                             AUDIT COMMITTEE REPORT

Management is responsible for the Company's internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent auditors are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee the Company's financial reporting activities. The Audit Committee meets with the Company's independent auditors and reviews the scope of their audit, report and recommendations. The Audit Committee also recommends to the Board of Directors the selection of the Company's independent auditors. The functions of the Audit Committee are not intended to duplicate or to certify the activities of management and the independent auditors and are in no way designed to supersede or alter the traditional responsibilities of the Company's management and independent auditors. The Audit Committee's role does not provide any special assurances with regard to the Company's financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors. The Audit Committee met twice during the fiscal year ending August 31, 2002.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for Fiscal 2002 with the Company's management. Management represented to the Audit Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has received the written disclosures and letters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees) and Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), from Blackman Kallick Bartelstein, LLP ("Blackman"), the Company's independent auditor for the fiscal year ended August 31, 2002. The Audit Committee has considered the provision of services by Blackman, covered in "Audit and Related Fees" below, and has determined that such services are compatible with maintaining their independence from the Company. Based upon the review and the discussions referred to above, the Audit Committee recommended to the Board of Directors that the Fiscal 2002 audited financial statements be included in the Company's Annual Report on Form 10-K.

                                 AUDIT COMMITTEE
                                Robert F. Troisio
                                 Jay W. Ungerman
                               Nickolas S. Kokoron

                      FEES PAID TO INDEPENDENT ACCOUNTANTS

Audit Fees. The aggregate fees billed by Arthur Andersen, LLP ("Andersen"), the Company's auditors from September 1, 2001 to April 15, 2002, and the total aggregate fees to be billed by Blackman, the Company's auditors as of July 12, 2002, for professional services rendered for the audit of the Company's annual financial statements for the year ended August 31, 2002 and for reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q during that fiscal year were $16,500 and $55,000, respectively.

Financial Information Systems Design and Implementation Fees. The Company did not engage Andersen or Blackman to provide professional services to the Company regarding financial information systems design and implementation during the fiscal year ended August 31, 2002.

All Other Fees. The aggregate fees billed by Andersen and Blackman for services rendered to the Company, other than the services covered in "Audit Fees" and "Financial Information Systems Design and Implementation Fees" for the fiscal year ended August 31, 2002, were $ 0 and $50,000, respectively, which fees primarily relate to audits of acquired assets.

On July 12, 2002 the Company determined not to continue to engage Andersen as its independent public accountants after completion of the review for the quarter ended February 28, 2002, and appointed Blackman as its new independent public accountants for the fiscal year ending August 31, 2002. This determination followed the Company's decision to seek proposals from independent accountants to audit the Company's financial statements for the fiscal year ending August 31, 2002. The decision not to renew the engagement of Andersen and to retain Blackman was approved by the Board of Directors upon the recommendation of the Audit Committee.

Andersen's report on the Company's 2001 financial statements was issued in conjunction with the filing of the Company's Annual Report on Form 10-K for the year ended August 31, 2001.

The audit reports of Andersen on the consolidated financial statements of the Company as of and for the fiscal years ended August 31, 2001 and 2000, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company's two most recent fiscal years ended August 31, 2001, and the subsequent interim period through February 28, 2002, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to Andersen's satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the Company's two most recent fiscal years and the subsequent interim period through February 28, 2002. The Company provided Andersen with a copy of the foregoing disclosures.

During the Company's two most recent fiscal years ended August 31, 2001, and the subsequent interim period through February 28, 2002, the Company did not consult with Blackman regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

                          COMPENSATION COMMITTEE REPORT

The Compensation Committee is composed of Marshall D. Sorokwasz, CEO, President and Treasurer, Robert F. Troisio and Jay W. Ungerman. The Compensation Committee is authorized to review and approve remuneration arrangements for senior management, directors and other employees and employee benefit plans in which officers and employees are eligible to participate. The Compensation Committee met once during Fiscal 2002.

The Compensation Committee's informal executive compensation philosophy considers a number of factors, including competitive compensation by like-sized companies in similar businesses and linking executive compensation to achievement of performance goals. The Committee has access to national compensation surveys and public compensation information for executives in manufacturing companies both larger and smaller than the Company, including direct competitors of the Company. All of these sources are used by the Committee in reviewing compensation.

The Company's executive compensation program is designed to provide incentives to attract, motivate, and retain key executives needed to enhance the profitability of the Company, create value for its stockholders, and instill in the executives a long-term commitment to the Company. On January 29, 2002, the Committee reviewed total compensation of the Named Executive Officers listed in this Proxy Statement. The Compensation Committee determined that for Fiscal 2002, based upon the Company's performance in the year ended August 31, 2001 ("Fiscal 2001"), and profitability in the first quarter of Fiscal 2002, Vice Presidents John L. Graves, Jeffery W. Boren, and Susan M. Atkins receive raises, as decided by the President, up to a maximum of 5-7% for the

2002 calender year, and that he, and Vice Presidents Richard D. Bloom and Dwight E.Staubs receive raises, as decided by the President, up to a maximum of 3% for the 2002 calender year. Other annual compensation paid to Marshall Sorokwasz in Fiscal 2002 was $180,476, which was $7,500 less than in Fiscal 2001.

The Compensation Committee feels that the Company's compensation adequately reflects its philosophy and policies and that none of the executive officers of the Company is overcompensated.

                             COMPENSATION COMMITTEE
                              Marshall D. Sorokwasz
                                Robert F. Troisio
                                 Jay W. Ungerman

                               EMPLOYMENT CONTRACT

The Company executed a five-year employment contract with Marshall Sorokwasz, Chairman of the Board, CEO, President and Treasurer, on February 1, 1999. The agreement provides, in part, for a minimum annual salary of $375,000 and further compensation as determined by the Board of Directors, a non-reimbursable annual expense allowance, and payments, for a period of five years following termination or change in control, equal to Mr. Sorokwasz's annual income in effect prior to such termination.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is composed of Marshall D. Sorokwasz, CEO, President and Treasurer, Robert F. Troisio and Jay W. Ungerman. Marshall Sorokwasz has personally guaranteed the indebtedness of TST/Impreso, Inc. ("TST"), a subsidiary of the Company, to various lenders, including the newly established $25 million revolving line of credit, other notes payable to financial institutions, the proceeds of which were used for the purchase of property and equipment at TST's West Virginia facility, to obtain funding for the acquisition of the Sky Division of Durango Georgia Converting LLC, in Fiscal 2001, and to purchase the real property of the United Computer Supplies, Inc. acquisition completed in April 2002.

A company controlled by the spouse of Marshall D. Sorokwasz serves as both a customer of and vendor to the Company. Sales to this related company were $1,183,902 for the year ended August 31, 2002. Purchases from the related company totaled $419,568 for the year ended August 31, 2002. The accounts receivable and accounts payable balances related to this company as of August 31, 2002, were $80,778 and $7,251, respectively. In the opinion of management, these transactions were consummated on terms equivalent to those that prevail in an arms-length transaction.

                        EXECUTIVE OFFICERS OF THE COMPANY

The executive officers of the Company are elected annually by the Board of Directors. The executive officers, their age and positions within the Company at August 31, 2002, are as follows:

           Name                             Age                           Position
           ----                             ---                           --------
     Marshall D. Sorokwasz                  59                Chairman of the Board,  President, Treasurer,
                                                              and Chief Executive Officer

     Richard D. Bloom                       70                Senior Vice President of Operations and Director

     Donald E. Jett                         58                Secretary and Director

     John L. Graves                         56                Vice President of Manufacturing

     Jeffrey W. Boren                       37                Vice President of Sales, Marketing

     Susan M. Atkins                        53                Vice President of Finance, Chief Financial Officer
                                                              and Assistant Secretary

     Dwight E. Staubs                       51                Vice President

Marshall D. Sorokwasz is one of the founders of the Company and has been its President, Chief Executive Officer, and a Director since its organization in 1976, Treasurer since 1992, and Chairman of the Board since 1996.

Richard D. Bloom is one of the founders of the Company and has been its Vice President and a Director since inception.

Donald E. Jett is one of the founders of the Company and has been its Secretary and a Director since inception.

John L. Graves was promoted to Vice President of Manufacturing in June 1986. Prior to being elected Vice President, Mr. Graves was Operations Manager with the Company since August 1981.

Jeffrey W. Boren has been Vice President of Sales and Marketing since March 1995. From March 1994 to March 1995, he was the National Sales Manager; prior to that, he held various sales positions within the Company.

Susan M. Atkins has been Vice President of Finance and Chief Financial Officer of the Company since December 1995, and Assistant Secretary since November 1999. Ms. Atkins was Controller of the Company prior to her election as Vice President of Finance and Chief Financial Officer.

Dwight E. Staubs was elected to the position of Vice President in May 2001, subsequent to the acquisition of substantially all of the assets of the competitor he managed, acquired by the Company in April 2001. Mr. Staubs had been the Plant Manager of the competitor since 1994.

                    COMPENSATION OF NAMED EXECUTIVE OFFICERS

The following table sets forth information concerning the compensation paid by the Company for services rendered during the three fiscal years ended August 31, 2002, 2001 and 2000, to the CEO and the other four most highly compensated executive officers of the Company whose aggregate salary and bonus exceeded $100,000 (the "Named Executive Officers").

                          SUMMARY OF COMPENSATION TABLE

                                                                                    Long Term
                                                 Annual Compensation               Compensation
                                       --------------------------------------           -
                                                                                    Number of
                                                                                    Securities
   Name and Principal                                            Other Annual       Underlying           All Other
        Position                Year    Salary       Bonus     Compensation (1)       Options         Compensation(2)
   ------------------           ----  ----------   --------    ----------------    -------------      ---------------
Marshall D. Sorokwasz           2002  $  503,488        -0-    $  180,476 (3)(4)         -0-               $ 5,963
Chairman of the                 2001     425,412   $ 40,000       187,942 (3)(5)      60,000 (6)             7,859
Board, President                2000     424,567     25,000       144,046 (3)(7)         -0-                 6,740
CEO & Treasurer

Richard D. Bloom                2002  $  149,297        -0-            --                -0-               $ 5,000
Senior Vice President           2001     146,159   $ 15,000            --             15,000 (6)             4,750
of Operations                   2000     181,500     12,500            --                -0-                 4,875

Jeffery W. Boren                2002  $  196,618   $ 36,000            --                -0-               $   960
Vice President of               2001     156,608     30,000            --             17,500 (6)               899
Sales & Marketing               2000     153,332     12,500            --                -0-                   774

John L. Graves                  2002  $  141,930       -0-             --                -0-               $   730
Vice President                  2001     127,659   $ 15,000            --             12,500 (6)               712
of Manufacturing                2000     127,662     10,000            --                -0-                   649

Susan M. Atkins                 2002  $  128,851       -0-             --                -0-               $   574
CFO and Vice                    2001     112,265   $ 15,000            --             12,500 (6)               545
President of Finance            2000     110,868     10,000            --                -0-                   541

(1) The compensation described in this table does not include perquisites and other benefits received by the Named Executive Officer, the value of which did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the Named Executive Officer.

(2) "All Other Compensation" represents the allocation of the Company's contribution to the Company's employee 401(k) Plan for each Named Executive Officer, based upon the distribution formula in the 401(k) Plan, and payment of directors fees for attending board and committee meetings.

(3) Consists of payments of one or more of the following: medical and whole life insurance premiums; annual car allowance; and non-reimbursable expense payments.

(4)      Includes a total of $129,233 in non-reimbursable expense payments.

(5)      Includes a total of $124,950 in non-reimbursable expense payments.

(6)      Options granted outside of the 1995 Stock Option Plan.

(7)      Includes a total of $92,251 in non-reimbursable expense payments.

The following table shows for the Named Executive Officers information about options exercised in Fiscal 2002, and option holdings as of the end of Fiscal 2002.

                  AGGREGATE OPTION EXERCISES IN FISCAL 2002 AND

                          FISCAL YEAR END OPTION VALUES

                                                                Number of                       Value of
                                                           Un-Exercised Options             Un-Exercised (1)
                                                            at August 31, 2002            In-The-Money Options
                                                      ----------------------------   -----------------------------
                                Shares
                               Acquired
                                  On        Value                          Un-                            Un-
                               Exercise   Realized     Exercisable     Exercisable    Exercisable      Exercisable
                               --------   --------     -----------     -----------    -----------      -----------
Marshall D. Sorokwasz             --         --          35,000          30,000          5,600           5,600
Richard D. Bloom                  --         --          12,500           7,500            800             800
John L. Graves                    --         --          46,050           6,250          1,200           1,200
Jeffery W. Boren                  --         --          67,150           8,750          1,600           1,600
Susan M. Atkins                   --         --          20,250           6,250          1,200           1,200

(1) Computed based upon the difference between aggregate fair market value as of August 31, 2002, and aggregate exercise price.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who beneficially own more than 10% of a registered class of our equity securities to file certain reports concerning their beneficial ownership of our equity securities. We believe that during Fiscal 2002, all reporting persons complied with their Section 16(a) filing obligations.

                             EMPLOYEE BENEFIT PLANS

1995 STOCK OPTION PLAN. On October 3, 1995, the Board of Directors adopted and the stockholders of the Company subsequently approved the Company's 1995 Stock Option Plan. A Registration Statement on Form S-8 with respect to the Common Stock issuable pursuant to the 1995 Plan was filed with the Securities and Exchange Commission on April 7, 1997, and became effective at that time. The 1995 Plan has reserved 400,000 shares of Common Stock for the granting of options to key employees of the Company, including officers and non-employee directors. The 1995 Plan became effective October 5, 1995, and will terminate October 6, 2005, or on the date in which all shares available for issuance under the 1995 Plan have been issued and fully exercised or canceled, whichever occurs first, except that options outstanding as of October 6, 2005, will continue in full force and effect under the provisions of each grant. The 1995 Plan, as amended, provides for the grant of incentive stock options, which may be exercised over a period of ten years, and the fixed annual grant of non-qualified stock options for 1,000 shares of Common Stock of the Company to non-employee directors. The options granted to non-employee directors are exercisable over ten years from date of grant. In no event can the option price be lower than the fair market value of the Common Stock at the date of grant. The Stock Option Committee is made up of non-employee directors who administer the 1995 Plan. As of August 31, 2002, options to purchase 276,400 shares were outstanding and 78,550 options were available for grant.

OUTSIDE THE PLAN STOCK OPTIONS. On January 26, 1999, the Board of Directors granted the President authority to grant non-plan stock options at fair market value at the date of grant, representing a maximum of 250,000 shares of Common Stock. As of November 29, 2002, options representing 196,000 shares had been granted to officers and employees of the Company. Options granted have a term of five years, subject to earlier termination related to termination of employment, and vest in 50% increments over a two-year period.

                                PERFORMANCE GRAPH

The following performance graph compares the performance of our Company's cumulative total stockholder return on its Common Stock for the period from our Company's initial public offering on October 5, 1995, to August 31, 2002, with the comparison of 5 year cumulative total return among Impreso, Inc., the Nasdaq Stock Market U.S. Index and a Peer Group consisting of Moore, Ltd., Paris Corporation, Wallace Computer Services, Inc. and Willamette Industries, Inc.


                                    [GRAPH]


                                                                     Cumulative Total Return
                                                  ----------------------------------------------------------------
                                                    8/97       8/98       8/99        8/00       8/01       8/02
                                                  --------   --------   --------    --------   --------   --------
IMPRESO, INC.                                      100.00      20.75      22.17       26.89      12.72      15.25
NASDAQ STOCK MARKET (U.S.)                         100.00      94.49     175.55      268.23     114.72      84.14
PEER GROUP                                         100.00      51.58      59.80       27.93      53.38      72.05

PROPOSAL NO. 2

           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors of our Company has selected Blackman Kallick Bartelstein LLP to serve as our independent public accountants for the fiscal year ending August 31, 2003 ("Fiscal 2003"). The Board of Directors considers Blackman Kallick Bartelstein LLP to be eminently qualified.

A representative of Blackman Kallick Bartelstein LLP will be present at the Annual Meeting, with an opportunity to make a statement, if such representative desires to do so, and will be available to respond to appropriate questions.

Although it is not required to do so, the Board of Directors is submitting its selection of our independent public accountants for ratification at the Annual Meeting, in order to ascertain views of stockholders regarding such selection. If the selection is not ratified, we will reconsider its selection.

The Board of Directors recommends that you vote FOR ratification of the selection of Blackman Kallick Bartelstein LLP to examine the financial statements of our Company for the fiscal year ending August 31, 2003.

                 OTHER MATTERS THAT MAY COME BEFORE THE MEETING

As of the date of this Proxy Statement, management of Impreso, Inc. does not know of any matters to be presented for consideration at the Meeting other than those described in this Proxy Statement. If any other matters properly come before the Meeting, the accompanying Proxy confers discretionary authority with respect to those matters, and the persons named in the accompanying form of Proxy intend to vote that Proxy to the extent entitled in accordance with their best judgment.

We request you to date, sign and return the Proxy in the enclosed postage-paid envelope. If you attend the Annual Meeting, you may revoke your Proxy at that time and vote in person if you so desire, otherwise your Proxy will be voted for you.

                                  MISCELLANEOUS

If the accompanying form of Proxy is executed and returned, the shares of Common Stock represented thereby will be voted in accordance with the terms of the Proxy, unless the Proxy is revoked. If no directions are indicated in such Proxy, the shares represented thereby will be voted FOR the nominees proposed by the Board of Directors and FOR the ratification of the Board of Directors' selection of Blackman Kallick Bartelstein LLP as independent auditors for the Company.

All costs relating to the solicitation of Proxies will be borne by the Company. Proxies may be solicited by officers, directors, and regular employees of the Company, personally, by mail, by telephone or by fax, and the Company may pay brokers and other persons holding shares of stock in their names or those of their nominees for their reasonable expenses in sending soliciting materials to their principals.

It is important that Proxies be returned promptly. Whether or not you expect to attend the Meeting in person, you are urged to mark, sign and date the accompanying form of Proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that your vote can be recorded.

ANNUAL REPORT ON FORM 10-K

A copy of the Company's Annual Report on Form 10-K, including the financial statements and financial statement schedules for the fiscal year ended August 31, 2002, which was filed with the Securities and Exchange Commission, has been sent without charge to stockholders to whom this Proxy Statement is mailed as part of the Company's Annual Report to Stockholders. The Company shall provide, without charge, copies of any exhibits to its Form 10-K upon written request to the Legal Department, Impreso, Inc., 652 Southwestern Blvd., Coppell, TX 75019.

STOCKHOLDER PROPOSALS

A stockholder who desires to include a proposal in the Proxy material relating to our Fiscal 2003 annual meeting of stockholders must submit the same in writing, so as to be received at our principal executive office, to the attention of the Legal Department, on or before September 1, 2003, for such proposal to be considered for inclusion in the Proxy Statement for the annual meeting. Such proposal must also meet the other requirements of the Securities and Exchange Commission relating to shareholder proposals required to be included in our Proxy Statement. If a stockholder intends to submit a proposal at our Fiscal 2003 annual meeting of stockholders that is not eligible for inclusion in the Proxy Statement and form of Proxy relating to that meeting, the stockholder must do so no later than October 1, 2003. If such a stockholder fails to comply with the foregoing notice provision, the Proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the Fiscal 2003 annual meeting.

December 16, 2002

                                       By Order of the Board of Directors,


                                       /s/ Donald E. Jett
                                       -----------------------------------------
                                       Donald E. Jett
                                       Secretary

                                                                       EXHIBIT A



                      IMPRESO, INC. AUDIT COMMITTEE CHARTER

1. To ensure the ultimate accountability of the independent auditors to the Board of Directors and the Audit Committee, as representatives of the Company's shareholders, the Board of Directors and the Audit Committee have the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditors.

2. The Audit Committee shall obtain and review, at least annually, a formal written statement from the independent auditors delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard No. 1; discuss with the independent auditors any disclosed relationships or services that may impact the objectivity and independence of the independent auditors; and take, or recommend that the Board of Directors take, appropriate action to oversee the independence of the independent auditors.

3. The Audit Committee shall review annually the selection of the Company's independent public accountants and after consultation with management concerning quality of work, independence, and fee structure, recommend to the Board of Directors the firm to be appointed and ratified by the shareholders.

4. The Audit Committee shall review with management and the independent public accountants the impact on the Company of any change in either the engagement or advisory partner assigned to the audit.

5. The Audit Committee shall review and discuss with management and the independent public accountants the scope of the annual external audit, request additional reviews and audit procedures if considered necessary and approve the scope of the examination.

6. The Audit Committee shall review with the independent public accountants and the CFO and Vice President - combined audit scopes, including the degree of coordination of the respective audit plans, to assure there is adequate audit coverage for the Company, and make appropriate recommendations to management.

7. The Audit Committee shall review and discuss with management and the independent public accountants a) the annual report of the accountants on their examination, and b) the observations and suggestions of the accountants for improvements with regard to accounting and control policies, procedures, and organization; and make appropriate recommendations to management for implementation and follow-up of suggested improvements.

8. The Audit Committee shall review, on a selected basis, the more significant internal audits and the related management responses and make additional requests for special audit projects as considered necessary.

9. The Audit Committee shall periodically review management's plans for engaging the Company's independent public accountant to perform non-audit services, considering both the types of services that may be rendered and the projected fees. The purpose is to evaluate the accountants' continuing independence and objectivity.

10. The Audit Committee shall review annually the program that management has established to monitor compliance with the written code of conduct and with ethical practices in general, as part of its ongoing oversight of the effectiveness of internal controls.

11. The Audit Committee shall meet regularly with the Company's chief legal officer and discuss with management and the independent public accountants any issues raised by in-house and outside counsel concerning litigation, contingencies, claims or assessments that may have a significant impact on the Company's financial statements.

12. The Audit Committee shall review with management the Company's risk management program and the status of insurance coverages on an annual basis.

13. The Audit Committee shall review Company policy and activities concerning the Office of Compliance with regard to the areas of Law, Quality, Health, Safety and Environment programs.

14. The Audit Committee shall review policies and procedures for the regular review of senior officers' expenses, including any use of corporate assets, and review a summary of the expenses on an annual basis.

15. The Audit Committee shall increase its knowledge of the Company's financial practices through a systematic and continuous review of unique financial, accounting and operating topics that might pose special risk to the Company, in order to fulfill its oversight responsibilities related to the financial reporting process and the Company's internal controls.

16. The Audit Committee shall meet on a regular basis and to call special meetings as circumstances require, and to meet privately with the independent public accountants and the CFO and Vice President, at least annually.

17. The Audit Committee shall report its activities to the full Board of Directors after each of its meetings so that the Board is kept informed of its activities on a regular basis.

18. The members of the Audit Committee must meet the definition of independent. The following criteria will exclude a Director from serving on the Audit Committee:

         a.       Currently employed by (a) the company, (b) an affiliate, or
                  (c) a current parent or predecessor, or so employed in the past 3 years

         b. Currently, or within the past 3 years, a member of the immediate family or a current executive officer of the company or an affiliate

         c. An executive of another business organization where any of the company's executives serve on the organization's compensation committee

         d. A partner, controlling shareholder, or executive officer of a business organization that has a business relationship with the company

19. The members of the Audit Committee must meet the definition of financially literate. The following criteria describes how a member of the Audit Committee qualifies as financially literate:

         a. Member must be able to read and understand financial statements, including a company's balance sheet, income statement, and statement of cash flows; or

         b. Member must become able to do so within a reasonable period of time after joining the committee.

20. One member of the Audit Committee must have accounting or related financial management expertise. The following criteria describes how the Audit Committee member will qualify as having financial management expertise:

         a.       Must have past experience in finance or accounting;

         b.       Be a Certified Public Accountant; or

         c. Have comparable experience or background, which results in financial sophistication, including being or having been a CEO, a CFO, or other senior officer with financial oversight responsibilities.

21. The Audit Committee shall review this Charter at least annually for any necessary or appropriate amendments and may from time to time, by at least a majority vote or consent of its members, recommend amendments to this Charter.

22. The Committee will meet annually prior to the time of the Annual Shareholders meeting and otherwise at the call of the Chairman or President.

                                  IMPRESO, INC.
              PROXIES SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                                January 28, 2003

                                  COMMON STOCK

The undersigned, a stockholder of Impreso, Inc. does hereby appoint Marshall D. Sorokwasz and Richard D. Bloom, or either of them, as proxies of the undersigned with full power of substitution, to appear on behalf of and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote, at the Annual Meeting of Stockholders to be held on Tuesday, January 28, 2003, at 4:00 p.m., CST, or at any adjournments thereof, upon such matters as may properly come before the meeting.

This Proxy is solicited on behalf of the Board of Directors. The undersigned hereby instructs said proxies or their substitutes to vote as specified on the reverse, on each of the following matters in accordance with their judgment, and on any other matters which may properly come before the meeting. If no direction is indicated, this proxy will be voted "for" all nominees listed in Item 1, and "for" Item 2.

 X   Please mark your votes as in this example.
---

(Continued and to be signed on reverse side)

1)       Election of Directors                                                                        __________
         For all nominees listed
         (except as marked to the contrary)

         Withhold Authority to vote for all the nominees listed at right.               __________

         Nominees:     Marshall D. Sorokwasz
                       Richard D. Bloom
                       Donald E. Jett
                       Robert F. Troisio
                       Nickolas S. Kokoron
                       Jay W. Ungerman


(Instruction: to withhold authority to vote for any individual nominee write that nominee's name in the space provided below.)


                       ----------------------------------

The Board of Directors favors a vote "for" each item.

2) Ratification of Appointment of Blackman Kallick Bartelstein, LLP as the Company's independent auditors for the fiscal year ending August 31, 2003.

               For                  Against                 Abstain
                   -----                    ------                  -------

The shares represented by this Proxy will be voted as directed. If no direction is indicated as to either Items 1 or 2, the shares will be voted in favor of the Item(s) for which no direction is indicated.

PLEASE MARK, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


                                      DATED                         200
                                           -------------------------   -----

                                           -------------------------(L.S.)

                                           -------------------------(L.S.)
                                           Stockholder(s) Sign Here


IMPORTANT: BEFORE RETURNING THIS PROXY, PLEASE SIGN YOUR NAME OR NAMES ON THE LINE(S) ABOVE EXACTLY AS SHOWN THEREON. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS OR CORPORATE OFFICERS SHOULD INDICATE THEIR FULL TITLES WHEN SIGNING. WHERE SHARES ARE REGISTERED IN THE NAME OF JOINT TENANTS OR TRUSTEES, EACH JOINT TENANT OR TRUSTEE SHOULD SIGN.





                                       2